CUSIP No. 82655N105
POWER OF ATTORNEY
The undersigned hereby
constitutes and appoints David Newberg, Carene
Kunkler and Duane Kimble
Jr., and each of them individually, as the undersigned's true and lawful attorney-in-fact to:
1. Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Sight
Resource Corporation (the
"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 (the "Act") and the rules thereunder.
2. Execute for and on behalf of the
undersigned, in the undersigned's
capacity as a shareholder of the
Company and/or in the undersigned's
capacity as an executive officer or
controlling shareholder of any
corporation or entity that is a
shareholder of the Company, Schedules 13D and 13G, and any amendments thereto or agreements relating to "group" filings thereof, in accordance with Sections 13(d) and 13(g) of the Act and the rules thereunder.
3.
Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
3,
4 or 5, or Schedule 13D or 13G (including without limitation executing Form
ID and obtaining CIK, CCC and other codes and passwords), and timely file such Forms and Schedules with the Securities and Exchange Commission and any stock exchange or similar authority.
The
undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to
be done by virtue of this power of attorney and the rights and powers herein
granted. The undersigned acknowledges that the foregoing
attorneys-in-fact,
in serving in such capacity at the request of the
undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's
responsibilities to comply with Section 13 or 16 of the
Act.
This Power of Attorney shall remain in full force and effect until the
undersigned (and any such entity for which the undersigned is an executive
officer or controlling shareholder) is no longer required to file Forms 3, 4
and 5, and Schedules 13D or 13G, with respect to the
undersigned's (or such
entity's) holdings of and transactions in
securities issued by the Company,
unless earlier revoked by the
undersigned in a signed writing delivered to
the foregoing
attorneys-in-fact.
IN TESTIMONY WHEREOF, the undersigned has caused this
Power of Attorney to
be executed this 9TH day of January, 2003.
/s/
Marco Brustio